UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 20, 2006

The First Marblehead Corporation

(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other juris-	(Commission	(IRS Employer
diction of incorporation)	File Number)	Identification No.)

The Prudential Tower
800 Boylston Street, 34th Floor
Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Bonus Eligibility under Executive Incentive Compensation Plan

On September 22, 2006, a subcommittee of the compensation committee (the “Subcommittee”) of the board of directors (the “Board”) of The First Marblehead Corporation (the “Corporation”) designated certain classes of employees as “covered employees” under the Corporation’s executive incentive compensation plan (the “Plan”) for the fiscal year ending June 30, 2007 (“Fiscal 2007”).

Each employee holding a title set forth below as of  June 30, 2007 will be eligible to receive an Annual Incentive Award (as defined in the Plan), in each case up to the percentage of the incentive pool established under the Plan set forth opposite his or her respective class below:

Name	Maximum Percentage
Chief Executive Officer	20%
Chairman*	20%
Executive Vice President and Group Head, Capital Markets	15%
Executive Vice President (other than Group Head, Capital Markets)	45%

* assuming the Chairman is an employee of the Corporation at June 30, 2007

The share of the incentive pool to be received by any Executive Vice President (other than Group Head, Capital Markets) will not exceed 7.5 percent, and such percentage will be automatically adjusted downward, pro rata based on the number of employees in such class holding such title at June 30, 2007, if such number of employees exceeds six.

The incentive pool under the Plan for Fiscal 2007 will be five percent of the Corporation’s Operating Income (as defined in the Plan) for Fiscal 2007.  The incentive pool allocations above represent the maximum potential amount of the classes’ Annual Incentive Award for Fiscal 2007.  The actual amount of any Annual Incentive Award depends on the actual amount of Operating Income.  In addition, the Subcommittee has full discretion to adjust the individual incentive pool allocations downward, but not upward, in determining the actual amount of any Annual Incentive Awards.

The Subcommittee is composed entirely of “outside directors” of the Corporation as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), and compensation to be paid pursuant to the Plan is intended to qualify as “performance-based” compensation for purposes of Section 162(m).

Stock Unit Grants to Directors

On September 20, 2006, the Corporation granted each non-employee director 2,000 stock units under the Corporation’s 2003 stock incentive plan.  Each stock unit represents a fully vested right to receive one share of common stock of the Corporation.

Five of the six non-employee directors of the Corporation elected to defer delivery of the underlying shares of common stock until the date that is 30 days after the director has ceased to serve as a director.  Each of these directors will also receive, at the time of delivery of these shares, a payment equal to the aggregate amount of cash dividends paid in respect of 2,000 shares of the Corporation’s common stock to stockholders of record during the period from September 20, 2006 through the date of delivery of the director’s shares.  The non-employee director who did not make a deferral election has been issued 2,000 shares of the Corporation’s common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: September 25, 2006	By:	/s/ Peter B. Tarr
Peter B. Tarr
Chairman of the Board and General Counsel